EXHIBIT 24.11
                                POWER OF ATTORNEY


The undersigned, as Controller of Public Service Company of Oklahoma (the "Company"), hereby makes, constitutes and appoints T. D. Churchwell his true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1999 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same,with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorney-in-fact, and agent, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorney-in-fact and agent, may do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 18th day of January, 2000.


                                                /s/ R. Russell Davis
                                                R. Russell Davis
                                                Controller



Subscribed and sworn to before me this 18th day of January, 2000 by R. Russell Davis.

                                                /s/ Kit Hill
                                                Notary Public
                                                State of Oklahoma

My Commission Expires:  June 14, 2001